Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Michael E. Reed, certify that:

1. I have reviewed this Annual Report on Form 10-K of New Media Investment Group Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: February 26, 2016	/s/ MICHAEL E. REED
Michael E. Reed
Chief Executive Officer
(Principal Executive Officer)